Exhibit 10.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

This Charter Sales Adjusted EBITDA Incentive Plan Award Agreement (the “Charter Sales Award Agreement”) is entered into by and between Mark Briffa (“Employee”) and Wheels Up Partners LLC (the “Company”) and, together with its subsidiaries and affiliates, the “Company Group”).
WHEREAS, the Company desires to provide the Employee a bonus award program that is subject to both service and financial achievement conditions and to further link the Employee’s interests with those of the Company's by creating a direct relationship between Charter Sales Adjusted EBITDA and the Employee’s bonus payout hereunder (the “Charter Sales Bonus”)
NOW, THEREFORE, in consideration of the foregoing and following, the parties agree as follows:
1.Incentive Plan Measure. Charter Sales Adjusted EBITDA is the sole financial measurement criteria on which the Charter Sales Bonus shall be based, which shall include all global Group Charter, Private Jet, Cargo, Services and any other services classified as “Charter”, as interpreted in the sole discretion of the Chief Financial Officer of the Company.
2.Term. There are three plan years for which the Charter Sales Bonus will be assessed and calculated: 2024, 2025 and 2026.
3.Targets and Incentive Payout Curve. The threshold, target and maximum Charter Sales Adjusted EBITDA targets and corresponding payout percentages are provided in the table below. The Charter Sales Bonus will be interpolated between the minimum and maximum of target.

Charter Sales Incentive Plan Adjusted EBITDA Goals $M
Year	Threshold	Target	Maximum
2024	[***]	[***]	[***]
2025	[***]	[***]	[***]
2026	[***]	[***]	[***]
2024-2026	[***]	[***]	[***]

	Minimum	Target	Maximum
Target Achievement	90%	100%	110%
Payout	80%	100%	150%

4.Annual Charter Sales Adjusted EBITDA Result. The Chief Financial Officer will determine and approve the final Charter Sales Adjusted EBITDA plan year result.
5.Incentive Bonus Award Percentage. The incentive bonus award percentage of three (3.00%) percent will be applied to the payout percentage for any result that is equal or greater than the threshold up to the target maximum.
6.Bonus Award Achievement and Banking. The Charter Sales Bonus earned for each plan year will be banked for payment determination as set forth below in Section 7 after the completion of the 2026 plan year.
7.Final Bonus Award Determination. The cumulative Charter Sales Adjusted EBITDA target threshold for 2024-2026 must be achieved to initiate the payment of the banked Charter Sales Bonus for each plan year. If the minimum target threshold for the 2024-2026 term is not achieved, all banked Charter Sales Bonus payouts will be forfeited.
8.Compensation Committee Approval. The payout of the final Charter Sales Bonus is subject to approval by the Compensation Committee of the Board of Directors.
9.Incentive Payout. The final Charter Sales Bonus will be calculated in USD and be converted to GBP at the spot currency exchange rate commensurate on the Compensation Committee approval date.
10.Terms and Conditions:
a.The Charter Sales Adjusted EBITDA Incentive Bonus Award will be earned solely on the basis of your continued employment with a member of the Company Group through December 31, 2026, provided that in the event of your involuntary termination other than as set forth in Section 24.1 of your Director’s Service Agreement dated April 28, 2022 (as amended), you shall receive the pro rata portion of the Charter Sales Bonus based on the Charter Sales Adjusted EBITDA earned through the date of such termination, extrapolated through the end of the then current term year.
b.This Charter Sales Award Agreement is not intended to create, or to be construed as, a contract of employment between the Company and the Employee.
c.Each provision of this Charter Sales Award Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Charter Sales Award Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule, such provision will be in effect only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Charter Sales Award Agreement.
d.You shall retain eligibility in all other annual bonus and long-term incentive plans.
e.This Charter Sales Award Agreement is considered proprietary and confidential.
f.You acknowledge and agree that the Charter Sales Bonus shall be subject to the terms of the Wheels Up Experience Inc. Executive Compensation Recoupment Policy adopted by the Board of Directors of Wheels Up Experience Inc. on December 12, 2022, if applicable.

The undersigned has read the entirety of this agreement and hereby confirms agreement with, and acceptance of, the terms and conditions set forth herein.

WHEELS UP PARTNERS LLC	EMPLOYEE
By: /s/ Brian Kedzior	By: /s/ Mark Briffa
Printed Name: Brian Kedzior	Printed Name: Mark Briffa
Title: Chief People Officer	Date: June 5, 2024
Date: June 6, 2024